Exhibit 99.(d).7
JOHN HANCOCK BOND TRUST
on behalf of John Hancock High Yield Fund
JOHN HANCOCK INVESTMENT TRUST
on behalf of John Hancock Small Cap Intrinsic Value Fund
AMENDMENT TO SUB-ADVISORY AGREEMENT
     AMENDMENT made as of the 1st day of June, 2012 to the Sub-Advisory Agreement dated December 31, 2005, as amended (the “Agreement”), among John Hancock Advisers, LLC, a Delaware limited liability company, John Hancock Asset Management a division of Manulife Asset Management (US) LLC (formerly, Sovereign Asset Management, LLC), a Delaware limited liability company, and each of the investment companies that is a signatory to the Agreement, including John Hancock Bond Trust and John Hancock Investment Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A
     Appendix A of the Agreement, which relates to Section 3 of the Agreement, “COMPENSATION OF SUB-ADVISER,” is hereby amended as shown in Appendix A hereto.
2.	EFFECTIVE DATE
     This Amendment shall become effective as of the date first mentioned above.
3.	DEFINED TERMS
     Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.
4.	OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Keith F. Hartstein Keith F. Hartstein
President and Chief Executive Officer

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By:	/s/ Barry H. Evans

Barry H. Evans
President, Chief Investment Officer - Fixed Income and Chief Operating Officer

JOHN HANCOCK BOND TRUST, on behalf of John Hancock High Yield Fund

JOHN HANCOCK INVESTMENT TRUST, on behalf of John Hancock Small Cap Intrinsic Value Fund

By:	/s/ Andrew Arnott

Andrew Arnott
Senior Vice President and Chief Operating Officer

APPENDIX A
JOHN HANCOCK BOND TRUST

Percentage of Average Daily Net Assets
	First	Next	Next	Next	Excess over
Fund	$75 million	$75 million	$350 million	$2 billion	$2.5 billion
John Hancock High Yield Fund	[XXX]%	[XXX]%	[XXX]%	[XXX]%	[XXX]%
JOHN HANCOCK INVESTMENT TRUST

Percentage of Average Daily Net Assets
	First	Next	Excess over
Fund	$500 million	$500 million	$1 billion
John Hancock Small Cap Intrinsic Value Fund	[XXX]%	[XXX]%	[XXX]%